UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) — September 28, 2007
NUCRYST PHARMACEUTICALS CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada (State or other jurisdiction of incorporation or organization)	000-51686 (Commission File Number)	Not Applicable (I.R.S. Employer Identification No.)
NUCRYST Pharmaceuticals Corp.
50 Audubon Road, Suite B
Wakefield, MA 01880
(Address of principal executive offices)
Registrant’s telephone number, including area code: (780) 992-5626
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
(Former name or former address, if changed since last report)

Item 5.02 Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers
On September 25, 2007, a final and binding Separation Agreement and General Release (the “Separation Agreement”) became effective by and between NUCRYST Pharmaceuticals Corp. (the “Company”) and Scott H. Gillis (the “Executive”), the Company’s former chief executive officer. On August 22, 2007 (the “Termination Date”), the Company announced the termination of the Executive’s employment by filing a Current Report on Form 8-K with the Securities and Exchange Commission, which report indicated that the terms of Mr. Gillis’ employment termination would be publicly disclosed when such terms became final.
Pursuant to the previously disclosed Employment Agreement dated December 6, 1999 by and between the Company and the Executive (the “Employment Agreement”), the Executive is entitled to a lump-sum payment equivalent to 12 months salary and continued benefits under all applicable benefit plans for 12 months, if the Executive is terminated for reasons other than just cause. In accordance with the Employment Agreement and the Separation Agreement, the Company is obligated to pay to the Executive the amount of $295,000 in a lump sum payment less applicable withholding and deductions within 30 days following the final acceptance of the Separation Agreement. In addition, pursuant to the terms of the Separation Agreement, the Company is further obligated to pay an additional $150,000 to the Executive less applicable withholding and deductions, within 30 days after a six month period beginning on the Termination Date, which period the Company’s considers to end on February 22, 2008. In addition, the Company is required to pay the costs associated with the Executive’s continued participation in the Company’s benefit plans for a total period of eighteen months following the Termination Date, of which twelve months can be attributed to the terms of the previously disclosed Employment Agreement with the remaining six months attributable to the Separation Agreement. In return, the Executive agrees to use good faith and reasonable efforts during the aforementioned six month period to achieve an orderly transition of his former duties to the Company. Finally, the Company has agreed to pay the Executive $5,000 representing reimbursement of expenses incurred by the Executive related to other benefits received by the Executive prior to the Termination Date.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nucryst Pharmaceuticals Corp.
By:	/s/Carol L. Amelio
Carol L. Amelio
Vice President, General Counsel and Corporate Secretary

DATE: September 28, 2007